CONSECO, INC.
                11825 North Pennsylvania Street, Carmel, IN 46032

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Each person signing this card on the reverse side hereby appoints as proxies Rollin M. Dick, Donald F. Gongaware and Stephen C. Hilbert, or any of them, with full power of substitution, to vote all shares of common stock which such person is entitled to vote at the Special Meeting of Shareholders of Conseco, Inc. ("Conseco"), to be held at----------------------------------------------------
- -----------,------------ at 10:00 a.m. local time on             , 1996 and
any ------------ adjournments thereof.

The proxies are hereby authorized to vote as follows:

1. Approval of the issuance of common stock, no par value per share, of Conseco as provided in the Agreement and Plan of Merger, dated as of March 11, 1996, by and among Life Partners Group, Inc., a Delaware corporation ("LPG"), Conseco and LPG Acquisition Company ("Merger Sub"), pursuant to which, among other things,
(i) Merger Sub will be merged with and into LPG, with LPG being the surviving corporation (the "Merger"), and (ii) each outstanding share of the common stock, par value $.001 per share (the "LPG Common Stock") of LPG (other than shares of LPG Common Stock held by LPG as treasury stock immediately prior to the Effective Time (as defined in the Merger Agreement)) will be cancelled and converted into the right to receive the Merger Consideration (as defined in the Merger Agreement).

    / /  FOR                    / / AGAINST                     / / ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.


                                      (PLEASE DATE AND SIGN ON REVERSE SIDE)

THE SHARES REPRESENTED BY THIS PROXY, UNLESS OTHERWISE SPECIFIED, SHALL BE VOTED FOR ITEM 1.


          Please sign below exactly as your name appears on the label. When signing as attorney, corporate officer or fiduciary, please give full title as such. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and Joint Proxy Statement/Prospectus dated , 1996.

               Dated__________________________________________

               Signature(s)_____________________________________

               ----------------------------------------------

               PLEASE DATE, SIGN, AND RETURN THIS PROXY PROMPTLY.

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